UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2023

Procore Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40396	73-1636261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6309 Carpinteria Avenue, Carpinteria, CA	93013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 477-6267

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	PCOR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Principal Financial Officer

As previously announced by Procore Technologies, Inc. (the “Company”) in a Current Report on Form 8-K, dated February 16, 2023 (the “February Form 8-K”), on May 8, 2023, Paul E. Lyandres transitioned from his position as Chief Financial Officer and Treasurer of the Company to a newly-established position as President of Fintech of the Company. The transition of Mr. Lyandres to his new position was not the result of a disagreement with the Company or on any matter relating to the Company’s operations, policies, or practices.

Appointment of Principal Financial Officer

Also as previously announced by the Company in the February Form 8-K, in connection with Mr. Lyandres’s transition to President of Fintech, on May 8, 2023, Howard Fu, age 49, was appointed as Chief Financial Officer and Treasurer of the Company.

Mr. Fu served as the Company’s Senior Vice President, Finance from February 2021 until his appointment as Chief Financial Officer and Treasurer. From October 2015 to February 2021, Mr. Fu served as Vice President of FP&A at DocuSign, Inc., an electronic signature technology company, where he managed the financial planning and analysis organization. Prior to Docusign, Mr. Fu held various positions at LinkedIn Corporation, a business and employment-focused social media company, from September 2014 to September 2015; Salesforce, Inc., a cloud-based software company, from February 2012 to September 2014; and Visa Inc., a financial services company, from March 2008 to February 2012. Mr. Fu holds a B.S. in Civil Engineering from the University of California, Berkeley, an M.B.A. in Finance from Yale University, and an M.S. in Management Science and Engineering from Stanford University.

In connection with Mr. Fu’s promotion, on May 8, 2023, the Company entered into a confirmatory offer letter with Mr. Fu (the “Offer Letter”). The Offer Letter provides, among other things, that Mr. Fu will be entitled to an annual base salary of $400,000 and a target cash bonus opportunity under the Company’s executive bonus program at 75% of his base salary. The foregoing description of the Offer Letter is a summary only and is qualified in its entirety by reference to Exhibit 10.1 filed herewith.

On May 8, 2023, the Company also granted Mr. Fu a restricted stock unit (“RSU”) award of 68,512 RSUs under the Company’s 2021 Equity Incentive Plan. 1/16th of the shares underlying the RSU award vest on each quarterly Company Vesting Date (as defined below) following the date hereof, commencing with the first Company Vesting Date of May 20, 2023, subject to Mr. Fu’s continuous service through each such vesting date. “Company Vesting Date” means each February 20, May 20, August 20, and November 20.

Also on May 8, 2023, the Company entered into an indemnification agreement and a severance agreement with Mr. Fu, each in the form previously approved by the Company’s Board of Directors and filed as Exhibits 10.1 and 10.17, respectively, to the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on May 6, 2021.

There are no arrangements or understandings between Mr. Fu and any other person pursuant to which Mr. Fu was appointed as Chief Financial Officer and Treasurer, There are no family relationships between Mr. Fu and any director or other executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On May 8, 2023, the Company issued a press release announcing the appointment of Mr. Fu as Chief Financial Officer and Treasurer and the transition of Mr. Lyandres to the President of Fintech position. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed below are being furnished with this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Offer Letter by and between Howard Fu and the Company, dated as of May 8, 2023

99.1	Press Release dated May 8, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Procore Technologies, Inc.

Date: May 8, 2023	By :	/s/ Benjamin C. Singer
Benjamin C. Singer
Chief Legal Officer and Corporate Secretary

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